Exhibit 10.1


                    CD MEDIA DISTRIBUTORS PURCHASE AGREEMENT

This is a binding agreement between Brent F. Daugherty of CD Media Distributors located in Greenfield, Indiana, 46140 USA (hereafter known as "Seller") and Jade Entertainment Group, a 110 Media Group, Inc. Company located in Melville, New York (hereafter known as "Buyer") for the purchase of CD Media Distributors Legal Adult Content Internet Company with the website url of http://www.cd-media.net, with the purchase price of $7,500.00 to be paid by wire transfer on August 26th, 2004 to our bank account.

The Buyer understands the following terms of this business purchase; The following business purchase will include the following:

1).  The company website domain of cd-media.net
2).  The company website design
3).  The company website software (ACMS v1.1) Free upgrade to v2.0
4).  12,000+ Images and 120+ Video Clips with photo ids and copies of releases.

The Buyer agrees to make payment in the sum of $7500.00 before they will take possession of the website and business, which will continue to reside on our web server till the final payment has been made in full.

The buyer agrees to buy the site as-is with no warranty or conditions of any kind. The buyer also agrees that all items included in the sale shall remain with the seller until the balance is paid in full.

The seller agrees to be responsible for any refunds, chargebacks, and/or credits on any sales which happened at any time prior to the completion of the sale by the sale by both parties and for which they have received the monies from.

The Buyer understands that during the payment period the website domain name will remain in the Sellers name till the Buyer completes payment, then the domain name will be transferred to the Buyers name.

Any renewal costs of domain will be the responsibility of the Buyer during the payment period as well as after the purchase is complete and the domain is in the Buyers name.

Once the payment is complete we will ship all the cd roms of content we have for the producers we broker for and at the Buyers expense which can be paid to the Seller via PayPal, or we can ftp the content to the buyer. We will also ship all Xeroxed documents and scanned documents pursuant to Title 18 US Code 2257.

Once payment has been completed the Buyer will be responsible for paying for the server that CDMedia Resides on. The server resides at servermatrix.com through Pete Salas at go-dedicated.com.

The Buyer must provide their own merchant account as soon as payment is completed. The Buyer understands that the merchant account mentioned above will not be included in this purchase. All sales made up to the completion of this sale will be monies to the Seller, any sales after transfer will be monies of the Buyer.

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Seller makes promise that all domains, content and software is all owned by
Seller and that no one has claim to any of it but the seller. The software is provided with a lifetime license via the Seller's website
AdultContentManager.Com and an upgrade to v2.0 will be provided to the Buyer at no cost when it is released.

This agreement is binding under law in Hancock County, Greenfield, Indiana, United States of America. Any legal allegations pursuant to this agreement will be filed and held in the Hancock County court system located in Greenfield, Indiana, USA.

Both parties must show agreement to this purchase contract by completing the the below information:

Seller's Signature: /s/ Brent Daugherty
Seller's Address: 697 Gunstra Lane, Greenfield, IN 46140
Seller's Telephone: 317-513-9547
Date Signed: 8/26/2004

Buyer's Signature:  /s/ Raymond Barton
                    ------------------------------------------------------------
Buyer's Address:  95 Broadhollow Road, Suite 101
                  --------------------------------------------------------------
Buyer's Telephone: 631-385-0007
                   -------------------------------------------------------------
Date Signed: 8/26/2004

Please print out this contract, complete the fields for Buyer and put it in the mail within 3 days of payment. Also please scan a copy right away and send it to us at sales@cd-media.net, Please send to us at the following address:

Virtual Ventures
697 Gunstra Lane
Greenfield, IN 46140